EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT (this "Agreement"), dated as of June 25, 2001, by and between Warren Resources, Inc., a New York corporation (the "Company"), and David E. Fleming (the "Employee").

                              W I T N E S S E T H:

     WHEREAS, the Company desires to employ the Employee upon the terms and conditions set forth in this Agreement; and

     WHEREAS, the Employee desires to accept an offer of employment with the Company upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Employment. The Company hereby agrees to employ the Employee, and the Employee hereby agrees to serve the Company, on the terms and conditions hereinafter set forth in this Agreement.

     2. Term. This Agreement, and the employment of the Employee by the Company hereunder, will commence on the date hereof (the "Effective Date") and terminate on July 31, 2004 (the "Initial Term"), subject to earlier termination as set forth herein (the "Employment Period"). As used herein, the term "Employment Year" shall mean each consecutive twelve (12) month period during the Employment Period commencing on the Effective Date, or the yearly anniversary thereof, as the case may be. Effective on the third anniversary of the Effective Date (and each anniversary of such date thereafter), the term of this Agreement as then in effect shall be automatically extended for an additional one (1) year term after the Initial Term unless, at least three (3) months prior to such date, the Company or the Employee shall give written notice to the other party that it or he, as the case may be, in its or his sole discretion, does not wish to so extend the term of this Agreement.


     3. Position and Duties. Subject to the provisions of this Section 3, during the Employment Period, the Employee shall serve as the Senior Vice President and General Counsel of the Company, and shall faithfully perform the duties and responsibilities normally associated with such positions, subject to the oversight and direction of the Chief Executive Officer and the Board of Directors.

     4. Place of Employment. Generally, the Employee will fulfill all duties and responsibilities to the Company as set forth herein from the current principal place of business of the Company, located at 489 Fifth Avenue, New York, New York, or any other location within midtown Manhattan, New York, New York, to which the principal place of business may be relocated.

     5. Best Efforts. The Employee's employment with the Company shall be sixty (60%) percent time and the Employee shall devote his best efforts and sixty (60%) percent of his business time exclusively to the performance of his duties and responsibilities as set forth in this Agreement, which duties and responsibilities shall be performed competently, carefully and faithfully. Except as provided below, the Employee shall not, while an employee of the Company and without the prior written consent of the Company, engage in any other gainful occupation or activity which conflicts with or impinges upon the full and faithful performance of the Employee's duties, or otherwise violates any other term or provision of this Agreement. It is expressly understood and agreed, however, that the provisions of this Section 5 shall not be construed to prevent the Employee from pursuing any other activity or profession in the 40% of the time not devoted to the Company, including without limitation the practice of law or investment banking, or investing or trading for his own account or pursuing charitable or civic activities; provided, that such activities do not impair the performance by the Employee of his duties and responsibilities hereunder, or otherwise violate any provision of this Agreement, and that Employee shall not represent another entity not affiliated with the Company in the oil and gas industry which is competitive with the Company.

     6. The Employee's Compensation.

     (a) Salary. During the Employment Period, for the services described herein the Company shall pay to the Employee an annual base salary of $210,000.00 (as adjusted pursuant to the terms hereof, the "Base Compensation"). The Base Compensation shall be increased on each anniversary date of this Agreement by any increases in the cost of living based on the changes in the "Consumer Price Index" as published from time to time by the U.S. Department of Commerce for the New York City metropolitan area. The Base Compensation will be paid to the Employee in accordance with the normal payroll practices of the Company in effect from time to time, less all required withholdings for benefits, federal, state and local taxes, if any. The amount of the Base Compensation may, in the Company's discretion, be increased by the Company on an annual basis during the Employment Period. All increases to the Base Compensation, if any, shall be based on the condition of the Company's business and results of operations and the Company's evaluation of the Employee's individual performance for the relevant period. Any increases made to the Base Compensation shall be in the discretion of the Company.

     (b) Bonus Compensation. In addition to the Base Compensation to which the Employee is entitled under Section 6(a), the Employee shall be eligible to be awarded bonus compensation in accordance with past business practices of the Company (the "Bonus Compensation") with respect to each fiscal year or portion thereof during which the Employee was employed by the Company hereunder equal to up to and including 100% of the Employee's Base Compensation. The amount and time for payment of the Bonus Compensation for any year, if any, shall be determined by the Board of Directors in its discretion; provided, however, that under no event shall Employee be paid annual Bonus Compensation of less than 50% of the Employee's Base Compensation on each anniversary date of this Agreement.

     (c) Options. Employee shall be entitled to participate in the Company's Equity Incentive Plan (the "Equity Incentive Plan"), and will be awarded 150,000 options thereunder, exercisable at the price of $11.00 per share of common stock for a period ending five years after the date of grant of the option (the "Options"). The Options shall vest and be subject to immediate exercise as follows: 50% on the date hereof; 25% one year after the date hereof and 25% two years after the date hereof. The grant of such Options shall be documented with a formal award letter from the Company to the Employee setting forth the terms and conditions of Employee's Options.

     7. The Employee's Benefits. As an employee of the Company, the Employee shall be entitled to receive and enjoy the following benefits during the Employment Period:

     (a) Participation in Company Benefit Plans. The Employee shall be entitled to participate in and to receive benefits generally available to senior executives under those certain employee benefit plans and arrangements which may be offered by the Company from time to time during the Employment Period, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements by the Company. The Company shall provide full medical, hospitalization and dental insurance coverage for the Employee.

     (b) Vacations. The Employee shall be entitled to sixty percent of four (4) weeks of paid vacation per Employment Year, provided that any vacations are to be taken at times mutually agreeable to the Company and the Employee. In addition to the foregoing, the Employee shall be entitled to receive all paid holidays given by the Company to its employees generally. If Employee has not used his accrued but unused vacation days during an Employment Year, such days may not be carried over to another and shall be deemed waived by the Employee. Any accrued but unused vacation days in an Employment Year shall be reimbursed in cash to Employee upon a termination of his employment Without Cause hereunder.

     (c) Business Expense Reimbursement. The Company shall promptly reimburse or pay the Employee for all reasonable and necessary business expenses paid or incurred by the Employee in performing his duties and responsibilities hereunder; provided, that, the Employee shall have (i) submitted such reasonable documentation as may be requested by the Company in accordance with the reimbursement policies of the Company in effect from time to time and (ii) obtained the prior approval of the Company for all charges in excess of $5,000.

     (d) Life Insurance. The Company shall provide term life insurance in the amount of $500,000 on the life of Employee, with Employee's spouse, or other Employee designee, as the named beneficiary; and

     (e) Disability Insurance. The Company shall provide disability insurance paying benefits to Employee of not less than $200,000 per annum (subject to availability).

     8. Termination of Employment. The Employee's employment with the Company may be terminated as follows:

     (a) With Cause. The Employee's employment with the Company may be terminated by the Company at any time for "Cause." As used herein, the term "Cause" shall refer to the following: (i) theft, fraud, dishonesty, gross negligence or willful malfeasance by the Employee in connection with the performance of his duties hereunder (collectively, "Theft Events"); (ii) a material breach or failure to fulfill and perform the Employee's duties hereunder, which breach or failure is not cured to the reasonable satisfaction of the Company within forty-five (45) days after written demand from the Company (if such breach is at all curable during such time in the reasonable determination of the Company; failing such determination, "Cause" shall have occurred upon the occurrence of such breach or failure); (iii) conviction of a felony or a crime involving moral turpitude; (iv) habitual neglect of duties or misconduct in the performance of the Employee's duties and responsibilities hereunder following an initial notice of warning from the Company with respect thereto; or (v) a repeated or ongoing failure to comply with the reasonable directions and instructions of management of the Company in connection with the performance of the Employee's duties and responsibilities hereunder following an initial notice of warning from the Company with respect thereto. Upon termination for Cause, all rights of the Employee under this Agreement shall immediately terminate and the Company shall have no further obligations, subject to Section 8(e)(i) below. A termination of the Employee's employment with the Company by the Employee upon his voluntary resignation or voluntary retirement shall be treated as a termination for Cause hereunder. In connection therewith, the Employee covenants and agrees not to voluntarily resign or voluntarily retire without providing the Company with forty-five (45) days' prior written notice. Upon a termination for Cause, Employee shall receive in full satisfaction of all amounts due to him an amount equal to the remainder of Base Compensation through date of termination due under his current Employment Year. In addition, Employee shall receive any accrued but unpaid vacation time for the current Employment Year and Bonus Compensation equal to the amount paid for the previous Employment Year, prorated for the number of days of service in the current Employment Year. Notwithstanding any of the foregoing, in the event that the Company has terminated Employee's employment on account of a Theft Event, the Company shall be entitled to withhold from any amounts otherwise due to Employee under this Subsection 8(a) the amount of monetary damages incurred by the Company from such Theft Event which shall be quantified and determined in writing by the Company within 90 days after the date of termination. The Employee agrees that his eligibility to receive any and all amounts described in this Section 8(a) shall be subject to and contingent upon the Employee's execution of a full and complete general release in favor of the Company and its affiliated persons and entities, satisfactory to the Company in its sole discretion.

     (b) Without Cause. The Employee's employment with the Company may be terminated by the Company at any time without Cause, but in the event of any such termination pursuant to this Section 8(b), the Company will pay, in addition to any other amounts due hereunder, the Employee severance pay in an amount equal to the greater of (i) the balance of all of Employee's remaining and unpaid Base Compensation due for the balance of the then existing term hereunder, or (ii) Employee's annual Base Compensation multiplied by two, payable upon execution and delivery of the release described below, less all required withholdings and in accordance with then current payroll practices of the Company and applicable law or regulation. In addition, Employee shall receive any accrued but unpaid vacation time for the current Employment Year and Bonus Compensation equal to the amount paid for the previous Employment Year. The Employee agrees that his eligibility to receive any and all amounts described in this Section 8(b) shall be subject to and contingent upon the Employee's execution of a full and complete general release in favor of the Company and its affiliated persons and entities, satisfactory to the Company in its sole discretion.

     (c) Termination for Death or Disability. The Employee's employment hereunder shall terminate immediately upon the Employee's death or Disability. For purposes of the preceding sentence, the term "Disability" shall mean the Employee's inability, by reason of physical or mental incapacity (determined by a licensed physician reasonably acceptable to the Employee and the Company), to perform the essential functions of his job, with or without a reasonable accommodation by the Company, for an aggregate of one hundred and twenty (120) days during any twelve (12) month period, provided further that during any such continuous period, the Employee's Base Compensation payable under Section 6(a) shall be reduced by the amount, if any, of payments to the Employee under any short-term or long-term disability insurance policy, plan or program maintained by the Company. During any period when the Employee implicitly or explicitly purports to be unable to perform his duties hereunder by reason of physical or mental illness, incapacity or disability, the Employee, at the request and expense of Company, shall submit to one or more examinations by a physician of the Company's choice. A termination of the Employee's employment with the Company due to any of the foregoing provisions of this Section 8(c) shall be treated as a termination without Cause hereunder.

     (d) Termination by Employee for Good Reason. Employee shall have the right to terminate this Agreement for "Good Reason". The following events affecting Employee shall constitute "Good Reason" within the meaning of this Agreement:
(i) if Employee, at any time during the Employment Period (except during a period of Disability), has suffered a material change or diminution in duties and responsibilities from those contemplated herein, (ii) if there is a Change of Control Event, as defined below, or (iii) if Employee shall be relocated by the Company or a successor thereto to a location greater than 30 miles outside midtown Manhattan, New York, New York.

     For purposes of this Employment Agreement, a "Change of Control" shall mean the happening of any of the following:

          (i) the acquisition by any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than the Company and its subsidiaries as determined immediately prior to that date) of beneficial ownership, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of a majority of the total combined voting power of all classes of stock of the Company having the right under ordinary circumstances to vote at an election of the Board of Directors of the Company, if such person or group deemed a person was not a beneficial owner of at least five percent (5%) of such total combined voting power of the Company on the date of this Agreement;

          (ii) the election to the Board of Directors of the Company of members as a result of which a majority of the Board of Directors shall consist of persons who are not members of the Board of Directors as of the Effective Date (including Employee as a member of the Board of Directors as of the Effective Date), except in the event that such slate of Directors is proposed by the management of the Company;

          (iii) the date of approval by the stockholders of the Company of an agreement providing for the merger or consolidation of the Company with another corporation or other entity where (x) stockholders of the Company immediately prior to such merger or consolidation would not beneficially own following such merger or consolidation shares entitling such stockholders to 50% or more of all votes (without consolidation of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the surviving corporation would be entitled in the election of directors, or (y) where the members of the Board of Directors, immediately prior to such merger or consolidation, would not, immediately after such merger or consolidation, constitute a majority of the board of directors of the surviving corporation; or

          (iv) the sale of all or substantially all of the assets of the Company.

     (e) Status upon Termination. The termination of this Agreement, and the Employee's employment hereunder, for any reason whatsoever shall constitute the Employee's effective termination and resignation from any other positions or duties with the Company and all of its affiliates.

     (f) Effect of Termination.

          (i) In the event of a termination of the Employee's employment with the Company hereunder for any reason, in addition and subject to the provisions of Sections 8(a), 8(b), 8(c) and 8(d), the Employee shall be entitled to receive all Base Compensation and accrued benefits owing through the date of termination in accordance with the Company's normal practices then in effect.

          (ii) In the event of a termination of the Employee's employment without Cause pursuant to Sections 8(b), 8(c) or 8(d) above, the Company shall also pay the Employee severance compensation in accordance with
     Section 8(b) above. Furthermore, if the Employee is terminated without Cause, or the employment ceases under Section 8(c) or 8(d), all unvested options granted to the Employee pursuant to the Equity Incentive Plan shall be kept in effect, or, at the Employee's option, the Company must purchase all vested and unvested options at an amount equal to the greater of (a) the exercise price, or (b) the Fair Market Value of the common stock for which such options may be exercised as of the date of such termination reduced by the exercise price, as the case may be.

          (iii) In the event of a termination of the Employee's employment with the Company hereunder for Cause pursuant to Section 8(a) above, all rights of the Employee under this Agreement shall immediately terminate and the Company shall have no further obligations hereunder, subject to Section 8(f)(i) above and this provision. Furthermore, if the Employee is terminated for Cause, all unvested options granted to the Employee pursuant to the Equity Inventive Plan shall be kept in effect, or at the Employee's option, the Company must purchase all unvested options at the exercise price. Additionally, the Company shall have the right, but not the obligation, at any time within 90 days (the "For Cause Purchase Period") of such termination for Cause to purchase any or all of the Vested Options granted to the Employee pursuant to the Equity Inventive Plan at a purchase price equal to the lesser of (i) the exercise price of the Vested Options or (ii) the Fair Market Value of the common stock for which such Vested Options may be exercised as of the date of such termination reduced by the exercise price, as the case may be. In the event of termination for Cause, the Employee agrees not to exercise such Vested Options until the expiration of the Purchase Period or receipt of notice from the Company that it will not exercise its right to purchase the Vested Options. Notwithstanding any of the foregoing, in the event that the Company has terminated Employee's employment on account of a Theft Event, the Company shall be entitled to withhold from any amounts otherwise payable to Employee under this Subsection 8(f)(iii) the amount of monetary damages incurred by the Company from such Theft Event which shall be quantified and determined in writing by the Company within 90 days after the date of termination.

          (iv) "Fair Market Value" shall be the weighted average closing "ask" price for the Company's publicly traded common stock for the fifteen trading days immediately preceding the termination date; provided, however, that if the Company's common stock is not publicly traded, the price shall be based upon the price per share paid by third party investors for the Company's Common Stock in a private placement of at least $1,000,000 of the Company's Common Stock most recently before the date of termination.

     9. Noncompetition and Confidentiality.

     (a) Noncompetition. During the Employment Period and, in the case of a termination of the Employee's employment for Cause, for a period of six (6) months following the date of termination of employment, or, in the case of a termination of the Employee's employment without Cause, for a period of one day following the date of termination of employment (the "Covered Period"), the Employee agrees not to engage in any Competitive Activity within the States of New York, New Mexico, Texas and Wyoming. As used herein, the term "Competitive Activity" shall mean the following: (i) providing competitive services, other than on behalf of the Company, to any Customer (as defined below); (ii) serving as an officer, director, employee, consultant, advisor, agent or representative of, or otherwise associating in any other capacity with, any person, corporation, partnership, limited liability company, sole proprietorship, association or other business enterprise, other than the Company, engaged in the business of oil and gas exploration, drilling and production or any other business in which the Company is engaged (each, a "Competitive Enterprise"), or engaging individually in any Competitive Enterprise; (iii) owning or acquiring, directly or indirectly, any interest in any Competitive Enterprise (provided, however, the Employee shall be allowed to passively own for investment purposes, directly or indirectly, no more than ten percent (10%) of the issued and outstanding publicly traded securities of any issuer engaged in a Competitive Enterprise); (iv) soliciting or inducing any partner, stockholder, member, principal, director, officer, employee, consultant, agent or other representative of the Company or one or more affiliates to leave the employ or retention of the Company or such affiliate or hiring away any of the foregoing persons; and/or (v) encouraging, requesting or advising, explicitly or implicitly, any Customer or supplier of the Company or one or more of its affiliates to withdraw, curtail or cancel its business relationships with the Company or any affiliate thereof (unless expressly requested to do so by the Company as part of the Employee's employment services provided hereunder).

     As used in this Section 9, the term "Customer" shall include any person who is or was a customer of the Company or an affiliate thereof at any time during the period commencing with the Employment Period through the end of the Covered Period.

     (b) Confidentiality.  During the Employment Period and for a period of five
(5) years thereafter, the Employee shall not, except as may otherwise be required by law, directly or indirectly disclose to any person or entity, or use or cause to be used in any manner adverse to the interests of the Company or any affiliate thereof, any Confidential Information (as defined below in this Section 9(b)). The Employee agrees that, upon the termination of his employment with the Company for any reason, all Confidential Information (other than a copy of this Agreement and any other agreements that have been personally executed by the Employee other than in his capacity as an officer of the Company) and duplicates thereof in the possession or control of the Employee, in any form or format, including, without limitation, written, visual, audio, electronic or magnetic formats, shall forthwith be returned to the Company and shall not be retained by the Employee or furnished or communicated to any third party in any form whatsoever.

     As used in this Section 9(b), the term "Confidential Information" shall mean the following: (i) information disclosed to the Employee or known by the Employee as a consequence of the Employee's relationship with the Company or any Affiliate thereof, as defined below, not generally known in the Company's business, about the Company's or an Affiliate's employees, customers, directors, officers, partners, shareholders, advertising methods, public relations methods, business plans, operations, methods, processes and forecasts, vendors, finances, trade marks, trade secrets, source code, patent applications, manuals, designs, technical specifications and other intellectual property; (ii) information disclosed to the Employee or known by the Employee as a consequence of the

Employee's relationship with the Company or any Affiliate thereof, not generally known in the businesses in which the customers of the Company or its affiliates are or may be engaged, about the products, processes, operations, trade information and services of any such customer; or (iii) information disclosed to the Employee by the Company or any of its affiliate which is marked as "confidential" or, if communicated verbally, is followed up by written correspondence designating such information as "confidential." Affiliate shall mean any person or entity that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

     (c) Severability. The invalidity or nonenforceability of any provision of this Section 9 in any respect shall not affect the validity or enforceability of the other provisions of this Section 9 in any other respect, or of any other provision of this Agreement. In the event that any provision of this Section 9 shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the geographic or business scope or the duration thereof or for any other reason, such invalidity or unenforceability shall attach only to the particular aspects of such provision found invalid or unenforceable as applied and shall not affect or render invalid or unenforceable any other provision of this Section 9 or the enforcement of such provision in other circumstances, and this Section 9 shall be construed as if the geographic or business scope or the duration of such provision or other basis on which such provision has been challenged had been more narrowly drafted so as not to be invalid or unenforceable.

     10. Business Opportunities. During the Employment Period, the Employee agrees to bring all business opportunities to the Company relating to or otherwise associated with the business or businesses then conducted by the Company or each affiliate thereof, or business or businesses proposed to be conducted by the Company.

     11. Rights to Work Product. The Employee agrees that all work performed by the Employee pursuant hereto shall be the sole and exclusive property of the Company, in whatever stage of development or completion. With respect to any copyrightable works prepared in whole or in part by the Employee pursuant to this Agreement, including compilations of lists or data, the Employee agrees that all such works will be prepared as "work-for-hire" within the meaning of the Copyright Act of 1976, as amended (the "Act"), of which the Company shall be considered the "author" within the meaning of the Act. In the event (and to the extent) that such works or any part or element thereof is found as a matter of law not to be a "work-for-hire" within the meaning of the Act, the Employee hereby assigns to the Company the sole and exclusive right, title and interest in and to all such works, and all copies of any of them, without further consideration, and agrees, to the extent reasonable under the circumstances, to cooperate with the Company to register, and from time to time to enforce, all patents, copyrights and other rights and protections relating to such works in any and all countries. To that end, the Employee agrees to execute and deliver all documents requested by the Company in connection therewith, and the Employee hereby irrevocably designates and appoints the Company as the Employee's agent and attorney-in-fact to act for and on behalf of the Employee and in the Employee's stead to execute, register and file any such applications, and to do all other lawfully permitted acts to further the registration, protection and issuance of patents, copyrights or similar protections with the same legal force and effect as if executed by the Employee. The Company shall reimburse the Employee for all reasonable costs and expenses incurred by the Employee pursuant to this Section 11.

     12. No  Disparaging  Statements.  During the Term of employment and for one
(1) year after termination of this Agreement for any reason whatsoever, the Employee and the Company agree to refrain from making any disparaging statements, either orally or in writing, about the other party (and, on the part of the Employee, about any affiliate of the Company, or any directors, officers, shareholders, employees, agents or other representatives of the Company or any affiliate thereof).

     13. Survival. The provisions of Sections 8(b), 8(c), 8(d), 8(f), 9, 11, 12, 14, 15, 16 and 17 hereof shall survive the termination of this Agreement for the applicable time period necessary to fully effectuate the provisions of such sections.

     14. Compliance With Other Agreements. The Employee and the Company each hereby represent and warrant to the other that the execution and delivery of this Agreement and the performance of such party's obligations hereunder will not, with or without the giving of notice and/or the passage of time, (i) violate any judgment, writ, injunction or order of any court, arbitrator or governmental agency applicable to such party, or (ii) conflict with, result in the breach of any provision of or the termination of, or constitute a default under, any agreement to which such party is a party or by which such party is or may be bound. The parties agree to indemnify and hold harmless each other from any liability, judgment or claim incurred, entered or made against such party based on its reliance on the representations and warranties made in this Section 14, including all costs and expenses and attorney's fees incurred or paid by such party in connection with the foregoing.

     15. Injunctive Relief. The Employee acknowledges and agrees that the Company and its affiliates are engaged in a highly competitive business and that the protections of the Company and each such affiliate set forth in Sections 9, 10 and 11 of this Agreement are fair and reasonable and are of vital concern to the Company and its affiliates. Further, the Employee acknowledges and agrees that monetary damages for any violation of such Sections will not adequately compensate the Company and its affiliates with respect to any such violation. Therefore, in the event of a breach by the Employee of any of the terms and provisions contained in Sections 9, 10 or 11 hereof, the Company shall be entitled to institute legal proceedings to enforce the specific performance of this Agreement by the Employee and to enjoin the Employee from any further violations. The remedies available to the Company pursuant to this Section 15 may be exercised cumulatively by the Company in conjunction with all other rights and remedies provided by law.

     16. Arbitration Of Disputes. If any dispute shall arise between the Employee and the Company in connection with this Agreement, and such dispute cannot be resolved amicably by the parties, the same shall be conclusively and finally resolved by binding arbitration. Any party hereto may commence an arbitration proceeding by providing written notice to the other party requesting the arbitration of an unresolved dispute. Each such dispute, if any, shall be submitted to three (3) arbitrators, one (1) to be selected by the Employee, one

(1) to be selected by the Company, and the third to be selected by agreement of the two arbitrators chosen by the parties. If either the Employee or the Company refuses or neglects to appoint an arbitrator within thirty (30) days after receipt of written notice from the other party requesting the other party to do so, the American Arbitration Association may appoint two (2) arbitrators. If the two arbitrators fail to agree on the selection of a third arbitrator within thirty (30) days of their appointment, the appointment shall be left to the American Arbitration Association. The arbitrators shall be experienced in the subject matter of the dispute. Except as otherwise specifically set forth herein, the arbitrators shall conduct the arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The decision in writing of any two (2) arbitrators, when filed with the parties hereto, shall be final and binding on both parties. Judgment may be entered upon the final decision of the arbitrators in any court having jurisdiction. Such arbitration shall take place at a location to be mutually agreed to by the Employee and the Company; provided, however, that if the Company and Employee cannot agree on a location, the place shall be selected by the arbitrators.

     Notwithstanding anything to the contrary contained in this Section 16, nothing shall prohibit the Company or Employee from pursuing all legal and equitable remedies available to the Company or Employee in order to enforce the provisions of Sections 9, 10 and 11 of this Agreement. To the extent that any court action is permitted consistent with or to enforce this Agreement, the parties hereby consent to the jurisdiction of the federal or state courts sitting in any state where the Company maintains an office. Accordingly, with respect to any such court action, all of the parties hereto (a) submit to the personal jurisdiction of such courts, (b) consent to service of process and (c) waive any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

     17. Amendment; Waiver; Discharge. No provision of this Agreement may be amended, waived or discharged unless such amendment, waiver or discharge is agreed to in writing and signed by the Employee and a duly authorized representative of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     18. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     19. Notices. All notices, demands and other communications provided for in this Agreement shall be in writing and shall be delivered by hand or sent via fax transmission (with written fax confirmation) or mailed postage prepaid or by registered, certified or express mail or reputable overnight courier service, charges prepaid, and shall be deemed given when so delivered, if delivered by hand, or upon receipt of reasonably adequate fax confirmation, if faxed, or, if mailed, five (5) business days after mailing (or one (1) business day in the case of express mail or overnight courier service), addressed as follows:

                  If to the Employee:

                  David E. Fleming
                  105 Norfield Road
                  Weston, Connecticut 06883

                  If to the Company:

                  Warren Resources, Inc.
                  489 Fifth Avenue
                  32nd Floor
                  New York, NY 10016
                  Attention:  Chief Executive Officer
                  (Fax):  (212) 697-9466
                  (Tel.):  (212) 697-9660


or to such other address or person as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     20. Headings. All headings contained in this Agreement are for reference purposes only and shall not in any way effect the meaning or interpretation of any provision or provisions of this Agreement.

     21. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, understandings, arrangements, communications, representations or warranties, whether oral or written, by any party or representative of any party hereto.

     22. Assignment and Transfer. The Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void. This Agreement shall inure to the benefit of, and be binding upon and enforceable by, any purchaser of substantially all of the Company's assets, any corporate successor to the Company or any assignee thereof.

     23. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     24.   Governing  Law.  The  validity,   interpretation,   construction  and
performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of law principles.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                    WARREN RESOURCES, INC.


                                   By: /s/ Norman F. Swanton
                                       -----------------------------------------
                                       Name:  Norman F. Swanton
                                       Title: Chief Executive Officer


                                       /s/ David E. Fleming
                                       -----------------------------------------
                                       David E. Fleming